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                                                                   EXHIBIT 10.21


                              TCC INDUSTRIES, INC.
                             ANNUAL INCENTIVE PLAN
                                BASIC PLAN TEXT
                          AS AMENDED JANUARY 9, 1992,
                             JANUARY 12, 1995, AND
                                JANUARY 11, 1996


       I.   PURPOSE

            The purpose of the Annual Incentive Plan (the "Plan") is to maximize accomplishment of TCC Industries, Inc. ("TCC Industries" or the "Corporation") and its subsidiaries' objectives by providing additional monetary incentive to selected key managers who are responsible for directing activities that have a significant and direct impact on the success of the Corporation and/or its subsidiary corporations. The Plan is further intended to:

            o    Reward these individuals for high performance;

            o    Provide motivation to achieve annual organizational goals; and

            o Provide motivation to achieve sustained long-term profitability and growth.

            As a matter of compensation philosophy, TCC Industries intends to provide an opportunity for its employees and the employees of its subsidiaries to be paid at least equal to their peers in similar jobs in competitive organizations. The Incentive Award is paid in addition to base salary with the incentive amount to be determined by the performance of the organization (Corporation and/or subsidiary). Thus, the Plan is intended to focus the Participants' attention primarily on the performance of their organizational unit. The Plan is intended to share the risk and success of the organization with the key managers.

     II.    DEFINITIONS

         (a) "Basic Plan" - The general summary and statement of purpose with regard to the Plan.

         (b) "Committee" - Compensation Committee of the Board of Directors of TCC Industries.

         (c) "Incentive Award" - A cash payment, in addition to base salary, paid to the Participants in the Plan as incentive compensation, determined in accordance with the Operating Rules of the Plan.

         (d) "Incentive Compensation Accrual Account" - A bookkeeping account on the Corporation's or its subsidiaries' "books"
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                 to which accrual entries are made to reflect earned Incentive
                 Awards.

         (e) "Incentive Performance Factor(s)" - The specific measures used for calculating each Participant's Incentive Award.

         (f) "Incentive Unit" - An assignment of "points" to each Participant intended to reflect: (1) the relative ability of a position to impact end results and (2) the competitive compensation market conditions.

         (g) "Incentive Unit Value" - The dollar value of each Incentive Unit earned by the Participant(s) based on the Corporation/subsidiary performance for the fiscal year.

         (h)     "Operating Rules" - Specific Plan details adopted annually.

         (i) "Participants" - Individuals selected to be eligible for Incentive Awards.

         (j) "Performance Factor Weighting" - The relative importance of each Incentive Performance Factor used in calculating each Participant's Incentive Award.

         (k)     "Plan" - The Annual Incentive Plan.

         (l) "Potential Incentive Award" - The potential Incentive Award that may be earned by a Participant(s) if the Corporation/subsidiary's actual performance is equal to the Target(s), prior to any adjustments as provided in the Operating Rules.

         (m) "Pro Rata Award" - An Incentive Award paid, under certain circumstances described hereinafter, for a portion of the fiscal year that a Participant is an employee.

         (n)     "Target" - The expected (or budgeted) performance.

         (o) "Threshold" - The minimum accepted performance below which no Incentive Award will be paid.

         (p) "Variable Incentive Pool" (VIP) - An adjustment to individual Incentive Awards which the President of TCC Industries and each subsidiary President (for the employees of his/her subsidiary) may elect to make based on an assessment of their performance and contribution. This adjustment is contingent upon the approval of the Committee.





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     III.   ADMINISTRATION

            The Board of Directors has established a Compensation Committee (the "Committee") for TCC Industries. The Committee shall, as part of their duties, administer and interpret the Plan.

            The actions of the Committee as to construction, interpretation and administration of the Plan shall be final and binding on all parties, except those actions which require approval by the Board of Directors, as provided herein, or as may be governed by the by-laws of the Corporation.

            Matters before the Committee shall be determined according to the rules established by the Board and, unless otherwise provided for, shall be decided based upon a vote of the majority of the entire Committee. Members of the Committee who are Participants shall not vote on their compensation.

            No later than fifteen (15) days after the beginning of each fiscal year, the Committee shall adopt a set of Operating Rules for implementing the Plan for the coming fiscal year.

     IV.    PARTICIPANTS

            Eligibility for participation in this Plan shall be limited to those key selected employees whose responsibilities, in the judgement of the Committee, have a significant bearing on the success and performance of the Corporation and its respective subsidiaries.

            Prior to the beginning of each fiscal year, the President of TCC Industries shall submit to the Committee a list of employees eligible for participation in the Plan for the upcoming fiscal year, the Incentive Performance Factors, Performance Factor Weightings, and the Incentive Units allocated to each Participant. After approval by the Committee, but no later than thirty (30) days after the beginning of each fiscal year, each Participant shall be notified of his/her eligibility for participation in the Plan.

            Participants may be added during the Fiscal Year in accordance with Paragraph VIII.

       V.   INCENTIVE COMPENSATION ACCRUAL ACCOUNT

            During the fiscal year, there shall be credited to an Incentive Compensation Accrual Account the amounts determined by the Committee as incentive compensation, based on the Operating Rules adopted in accordance with Paragraph IX.





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            The Incentive Compensation Accrual Account as provided above is to be evidenced by appropriate bookkeeping entries only, and under no circumstances is it intended, nor shall this Plan be construed, that such accrual accounts shall constitute a trust or trust fund.

            If, in the sole judgment of the Committee, the unawarded balance in the Incentive Compensation Accrual Account is in excess of the total requirements for Incentive Awards, the Committee may direct that such excess be credited to income.

     VI.    DETERMINATION OF INDIVIDUAL PARTICIPANT INCENTIVE AWARD

            Individual Incentive Awards shall be determined based on the Participant's pre-established performance goals (Targets) and the relative weighting of each Incentive Performance Factor. The pre-established Incentive Performance Factors and goals shall be based on one or a combination of:

            a.   Consolidated Corporation results
            b.   Individual subsidiary results

            The specific Incentive Performance Factors and their weightings shall be specified during the course of the annual adoption of Operating Rules, in accordance with Paragraph IX.

            The Incentive Award for a Participant(s) shall be calculated based on a) actual performance as set out in the Operating Rules, b) the relative weighting (importance) of each Incentive Performance Factor, (c) the number of Incentive Units assigned to the Participant(s) for the fiscal year and (d) the Incentive Unit Value. These calculations shall be determined according to organizational performance as provided in the formula(s) in the Operating Rules for the fiscal year in question as adopted by the Committee.

            Should the earned Incentive Award not accurately reflect the performance of the individual Participant, it may be adjusted either up or down at the discretion of the President of TCC Industries and each subsidiary President (for the employees of his/her subsidiary), with approval by the Committee. The upward adjustment is established through a Variable Incentive Pool equal to 20% of the total dollars of earned Incentive Awards for all Participants. There is no requirement that all, or any portion, of the Variable Incentive Pool be paid. The downward adjustment may be up to, but not more than, 20% of the individual's earned Incentive Award. Any downward adjustments will not affect the amount of the Variable Incentive Pool.





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            In determining performance under the Plan, the Committee shall have the discretion to make such adjustments in order to take into account extraordinary situations or conditions so as to more accurately reflect true performance of the Corporation and/or subsidiary. The purpose of such discretionary adjustments shall be to exclude from the performance calculations conditions, or situations which the Committee, in their sole judgment, recognize as outside the control or influence of the Participants, or extraordinary to the operation of the Corporation and/or subsidiary.

            The aggregate of the amounts allocated as individual Incentive Awards for each year shall be charged against the balance in the Incentive Compensation Accrual Account.

     VII.   PAYMENT OF INDIVIDUAL INCENTIVE COMPENSATION AWARDS

            The Incentive Award shall, subject to further provisions of the Plan and this paragraph, be paid in cash. The payment, shall be made within forty-five (45) days of receipt of the audited financial statement which reports the results of operations for the fiscal year in which the award is earned.
   VIII.    PARTIAL PAYMENT:  NEW HIRES AND TERMINATION OF EMPLOYMENT

            DISCHARGE OR RESIGNATION

            In the event a Participant is discharged or resigns before the end of the fiscal year, he/she shall forfeit any Incentive Award that would have been earned for that year.

            RETIREMENT

            In the event of the retirement of a Participant, as determined by the Committee, a Pro Rata Award shall be calculated and paid in the first quarter of the fiscal year following the fiscal year in which the retirement takes place.

            DEATH OR DISABILITY

            In the event of death, the Committee shall have the option to a) calculate a Pro Rata Award and accelerate payment of such Incentive Award or b) calculate the Incentive Award on the same basis as if the Participant had worked for the entire fiscal year. Payment in such event shall be to his/her estate, or to such individual(s) as the Participant may have previously designated in writing.

            If a Participant is disabled and unable to return to work, the Committee shall have the option to a) calculate a Pro Rata Award and accelerate payment of such Incentive Award or





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            b) calculate the Incentive Award on the same basis as if the
            Participant had worked for the entire fiscal year.

            NEW HIRE OR PROMOTION

            Employees who are newly hired or promoted to eligible positions may be able to receive a Pro Rata Award under the Plan in the fiscal year that they are hired (or promoted) to such eligible position, subject to approval by the committee.

            RESPONSIBILITY FOR PAYMENT

            The Corporation shall only be responsible for payment of Incentive Awards to Participants who are employees of the Corporation and shall not be responsible or liable for the payment of Incentive Awards to Participants who are employees of any subsidiary corporation that adopts the Plan. Each subsidiary of the Corporation that adopts the Plan shall only be responsible for payment of Incentive Awards to Participants that are employees of that subsidiary.

            GENERAL

            In the event of discharge, resignation, disability, retirement, new hire, or promotion, the Committee, at its sole discretion, may elect to modify the payment of incentive compensation in the manner, as they see fit, that best meets the needs of the Corporation.

            Pro rata, for the purposes of the Plan, shall mean one-twelfth of the annual incentive compensation for each full month of employment in the fiscal year for which a Pro Rata Award is earned, calculated based on the performance for the entire fiscal year.


     IX.    INCENTIVE COMPENSATION OPERATING RULES

            No later than fifteen (15) days after the beginning of each fiscal year, the Committee shall adopt the Operating Rules through which it proposes to implement the provisions of the Plan for the year then beginning. The Operating Rules shall include the following:

            A. Identification of employees selected under Paragraph IV for participation in the Plan.

            B. Incentive Units allocated to each Participant for Targeted performance levels.





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            C.   Incentive Unit Value if performance is equal to Target.

            D. Schedules, formulas, etc., for determining the amount of Incentive Award for the fiscal year then beginning as described under Paragraph VI (including the Threshold performance point).

            E.   Procedures for allocation of awards to individual
                 Participants.

            F. Other administration procedural rules which the Committee considers appropriate.

            After approval by the Committee, management shall, as soon as practicable, inform each of the Participants of his/her Potential Incentive Award under the Operating Rules adopted.

       X.   LIABILITY

            In the absence of bad faith, no member of the Board of Directors or the Committee, nor any officer, employee, or agent of the Corporation, shall have any liability to any person, firm, or corporation based on or rising out of the Plan.

     XI.    EXPENSES OF ADMINISTERING THE PLAN

            All expenses of administering this Plan shall be borne by the Corporation and/or its subsidiaries, and no part thereof shall be charged against the Incentive Compensation Accrual Account or the awards payable hereunder.

     XII.   REVISION, AMENDMENT, AND/OR TERMINATION OF THE PLAN

            This Plan shall not create any rights of future participation therein of any employee, nor limit in any way the right of the Board of Directors, or the Committee, to modify or to rescind the Plan in whole or in part. No person eligible to receive any payment shall have any right to pledge, assign, or otherwise dispose of any unpaid portion of such payments.

            The Board of Directors or the Committee may terminate, amend, or modify this Plan at any time. In the event the Plan is terminated, amended, or modified after the beginning of the fiscal year, such change shall not affect the Participants' Incentive Award under the Plan for that fiscal year.

            If the Corporation or one or more of its subsidiaries should sell all or substantially all of its assets, or if the stock of a subsidiary(s) is sold before the end of the fiscal





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            year, a calculation of the Incentive Award earned by the
            Participants of the Corporation or such subsidiary will be made as of the date of the sale. In this instance, the Targets for the Incentive Performance Factors will be adjusted for the short period by reducing the Targets by one-twelfth (1/12) times the number of months remaining in the fiscal year of the sale. The actual performance up until the time of the sale will be compared to the adjusted Incentive Performance Factor Targets for a calculation of the Pro Rata Award, as defined in Paragraph VIII. The obligation of the organization that sells its assets, or whose stock is sold, to pay incentive compensation to its respective employee/Participants shall terminate for the remainder of the fiscal year in which the sale occurs and for all subsequent fiscal years.

   XIII.    PROHIBITION AGAINST ASSIGNMENT OR ENCUMBRANCE

            No Participant shall have the power to anticipate, dispose or transfer any right, title, interest or benefit in the Plan until distributions are made in accordance with the terms of the Plan. Nor shall any creditor of a Participant or person claiming under the rights of a Participant be able to secure any title, interest or benefit in the Plan until distributions are made in accordance with the terms of the Plan.

     XIV.   EMPLOYMENT RELATIONSHIP

            A Participant shall be considered to be in the employment of the Corporation or its subsidiaries as long as he/she remains an employee of the Corporation or its subsidiaries. Nothing in the adopting of the Plan shall confer on any employee the right to continued employment by the Corporation or a subsidiary organization of the Corporation, or affect in any way the right of the Company or such subsidiary to terminate his/her employment at any time.

     XV.    GENDER AND NUMBER

            Except when otherwise indicated by the context, any masculine terminology used in this Plan shall also include the feminine gender and the definition of any term herein in the singular shall also include the plural.

     XVI.   GOVERNING LAW

            The Plan shall be construed in accordance with and governed by the laws of the state of Texas.





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                              TCC INDUSTRIES, INC.

                             ANNUAL INCENTIVE PLAN

                                OPERATING RULES
                           (AMENDED JANUARY 9, 1992,
                             JANUARY 12, 1995, AND
                               JANUARY 11, 1996)





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                              TCC INDUSTRIES, INC.
                             ANNUAL INCENTIVE PLAN
                                OPERATING RULES
                           (AMENDED JANUARY 9, 1992,
                             JANUARY 12, 1995, AND
                               JANUARY 11, 1996)


The following are the Operating Rules for the TCC Industries, Inc. Annual Incentive Plan and shall apply until amended or modified. Unless otherwise noted herein, capitalized terms will carry the same meaning as their definition in Paragraph II of the Basic Plan Text.

             I.     PARTICIPANTS

                    At the beginning of each Plan year, the Participants will be notified of their inclusion in the Plan in writing in the form of an individual data sheet.

            II.     INCENTIVE UNITS

                    The number of Incentive Units allocated to each Participant for targeted performance reflects the:

                    o Relative impact of each position on the performance of the organization; and

                    o      Competitive labor markets.

           III.     INCENTIVE PERFORMANCE FACTORS

                    A. The following Incentive Performance Factors shall be the basis for incentive compensation determination (see Paragraph VI for the specifics and definitions):

                           Corporate
                           1.     Consolidated Net Income
                           2.     Consolidated Gross Revenue

                           Subsidiaries
                           1.     Subsidiary Net Income
                           2.     Subsidiary Gross Revenue

                           See Section VI, Definitions, for specific information regarding the calculation of Net Income.

                    B. Net Income and Gross Revenue shall each be weighted equally at 50%. However, in calculating a Participant's Incentive Award, that portion of the award based on Gross Revenue performance shall not exceed the award earned based on Net Income performance.
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                    C.     A Threshold amount of performance for Net Income and
                           Gross Revenue has been established for the Corporation and each subsidiary. This Threshold indicates the amount of Net Income and Gross Revenue which must be achieved in order for the portion of the Incentive Award attributable to these two factors to be earned. Until amended or modified, the Threshold will be seventy percent (70%) of the Target for the Net Income and Gross Revenue
                           Incentive Performance Factors.

                    D. In the event the Corporation or a subsidiary's total incentive compensation earned exceeds the Net Income of the Corporation or subsidiary after deduction of the total incentive compensation, each Participant's incentive compensation shall be reduced proportionately until the total of the Corporation's or the subsidiary's Annual Incentive Plan payout equals Net Income ("Subsidiary Performance Adjustment"). IN NO EVENT WILL TOTAL INCENTIVE COMPENSATION RESULT IN A GREATER THAN 50% REDUCTION IN PRE-INCENTIVE NET INCOME.

            IV.     CALCULATING THE INDIVIDUAL INCENTIVE AWARD

                    Each Participant is assigned a "target" number of Incentive Units based upon a combination of both his/her ability to impact end results and competitive incentive amounts. At Targeted performance levels, Participants will receive the targeted number of incentive units, the value of which is $100 each. Net Income and Gross Revenue performance which does not meet the Targeted levels will result in a downward adjustment of both the number of Incentive Units received and the value of each Incentive Unit; conversely, Net Income and Gross Revenue performance which exceeds targeted levels will result in the number of Incentive Units and the value of each Incentive Unit being increased.

                    To calculate a Participant's (potential) Incentive Award, before any variable adjustment, complete the worksheet labeled Exhibit I.

             V.     CALCULATING THE VARIABLE INCENTIVE POOL (VIP)

                    1. Summarize the unadjusted amount of potential Incentive Awards (line 12 from Exhibit I - the worksheet for calculating the Individual Incentive Award) for all of the Participants covered by the Plan (Corporation and all subsidiaries) (after any adjustments made pursuant to Section III, Paragraph
                           D) and multiply by 20%--this is the VIP.

                    2. The President of TCC Industries and each subsidiary President (for the employees of his/her subsidiary), with the approval of the Committee, shall have the





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                           discretion to decide the allocation, if any, of the
                           VIP to individual Participants.

                    (An illustrative example is shown in Exhibit II.)

                    3. The President of TCC Industries and each subsidiary President (for the employees of his/her subsidiary), with the approval of the Committee, shall also have the discretion to make a downward adjustment to individual earned Incentive Awards by an amount not to exceed 20% of the individual's total earned Incentive Award ("Discretionary Individual Adjustment"). In no event will the amount of reduction be redistributed in any way.

            VI.     DEFINITIONS

                    CORPORATE

                    The Net Income and Gross Revenue figures used shall be determined using Generally Accepted Accounting Principles and will be those figures recorded on the organization's audited Consolidated Income Statement.

                    A. GROSS REVENUE - Total consolidated sales volume, net of returns allowances, etc., recorded by the Corporation for products, services, etc.

                    B. NET INCOME - Consolidated pre-tax income, excluding all extraordinary items and the amount recorded during the Plan year in the Incentive Compensation Accrual Account.

                    SUBSIDIARY

                    The Net Income and Gross Revenue figures used shall be determined using Generally Accepted Accounting Principles and will be those figures recorded on the organization's audited Income Statement.

                    See also Section IV. for additional definitions.

                    A. GROSS REVENUE - Total sales volume, net of returns, allowances, etc., recorded by the subsidiary for products, services, etc.

                    B. NET INCOME - Pre-tax income, excluding all extraordinary items, interest income, the amount recorded during the Plan year in the Incentive Compensation Accrual Account and management fees.





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                                                                       Exhibit I


                        TCC INDUSTRIES AND SUBSIDIARIES

                WORKSHEET FOR CALCULATING THE INDIVIDUAL INCENTIVE AWARD


NOTE: please see Section VI, Definitions, of the Plan Operating Rules before completing this worksheet.

Each Participant has been assigned a number of "target incentive units. This number of Incentive Units will be paid to a Participant if the Corporation or subsidiary meets Target performance levels (as indicated by a combination of Net Income and Gross Revenue as described below). If Targets established for the Incentive Performance Factor(s) are achieved, each Incentive Unit represents $100 of incentive compensation ("Incentive Unit Value"). Both the number of Incentive Units and the Incentive Unit Value related to Net Income and Gross Revenue will be adjusted up or down based on the performance of the Corporation or subisdiary as compared to the Targets established for the Incentive Performance Factors.

(A)            Net Income and Gross Revenue

1.             What was the Corporation/subsidiary's      $ __________
               ACTUAL Net Income for the Plan year?

2.             What was the Corporation/subsidiary's      $ __________
               TARGET Net Income for the Plan year?

3.             Divide Response 1 by Response 2, then        __________%
               multiply by 100.  THIS IS NET INCOME
               PERFORMANCE (%).

IF RESPONSE 3 IS LESS THAN 70.0%, THEN THE MINIMUM ACCEPTABLE PERFORMANCE LEVEL (THRESHOLD) HAS NOT BEEN MET AND NO INCENTIVE COMPENSATION WILL BE PAID.

4.             What was the Corporation/subsidiary's      $ __________
               ACTUAL Gross Revenue for the Plan year?

5.             What was the Corporation/subsidiary's      $ __________
               TARGETED Gross Revenue for the Plan year?

6.             Divide Response 4 by Response 5, then        __________%
               multiply by 100.  (IF LESS THAN 70.0%,
               ENTER 0.0%)  THIS IS PRELIMINARY GROSS
               REVENUE PERFORMANCE (%).





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7.             Preliminary Gross Revenue Performance
               (Response 6) in excess of Net Income
               Performance (Response 3) is not
               recognized by the TCC Industries Annual
               Incentive Plan.  If Response 6 is
               GREATER than Response 3, please enter
               the result from Response 3.  If Response
               6 is LESS than Response 3, enter the
               result from Response 6.  THIS IS ADJUSTED
               GROSS REVENUE PERFORMANCE.                    ___________%

8.             A.   Multiply Response 3 by .5                ___________%

               B.   Multiply Response 7 by .5                ___________%

               C.   Add Response 8A and 8B.  THIS IS         ___________%
                    COMBINED PERFORMANCE.

9.             Enter number of Target Incentive Units.       ___________

10.            Multiply Response 9 by Response 8C.           ___________
               THIS IS THE NUMBER OF INCENTIVE
               UNITS EARNED FOR THE PLAN YEAR.

11.            Multiply $100 by Response 8C.               $ ___________
               THIS IS THE VALUE OF EACH INCENTIVE UNIT
               FOR THE PLAN YEAR.

12.            Multiply Response 10 by Response 11.        $ ___________

13.            Enter the total amount of any Interim
               Payment(s) paid during the Plan year.       $ ___________

14.            Subtract Response 13 from Response 12.      $ ___________
               THIS IS THE UNADJUSTED AND UNPAID
               AMOUNT OF INCENTIVE COMPENSATION EARNED
               FOR THE PLAN YEAR.

The amount in Response 14 can be adjusted under any of a combination of the following scenarios:

1.             Adjusted upward as a result of payment from the Variable
               Incentive Pool.

2. Adjusted downward by not more than 20% for below expected individual performance.

3. Adjusted proportionately to ensure the operational unit does not pay Incentive Awards exceeding post incentive net income.





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                                                                      EXHIBIT II

                                 TCC INDUSTRIES
                            VARIABLE INCENTIVE POOL

                                POOL CALCULATION


            Employee A                                     $20,000

            Employee B                                      16,500

            Employee C                                      13,000

            Employee D                                      12,500
                                                           -------

                    TOTAL EARNED INCENTIVE                 $62,000

               VARIABLE INCENTIVE PERCENTAGE                 x 20%
                                                           -------

                    VARIABLE INCENTIVE POOL                $12,400 (1)


(1) Pool may be allocated to any individuals or no one based on the recommendations of the President of TCC Industries and each subsidiary President (for the employees of his/her subsidiary), with approval of the Compensation Committee.

                                   *  *  *  *

Also, an individual's Incentive Award can be reduced by up to 20% if it is determined that individual's performance is below expectations (called a "Discretionary Individual Adjustment".)





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                                                                     Exhibit III


                        TCC INDUSTRIES AND SUBSIDIARIES

             WORKSHEET FOR INTERIM CALCULATION OF INDIVIDUAL INCENTIVE AWARD


NOTE: This worksheet is to be completed only upon the direction of the Committee and any Interim Payment is solely at the discretion of the Committee. Please see the 1996 Supplement to the TCC Industries, Inc. Annual Incentive Plan Basic Plan Text and Operating Rules before completing this worksheet.


(A)            Net Income and Gross Revenue

1.             What is the Corporation/subsidiary's           $ __________
               PROJECTED Net Income for the Plan year?

2.             What is the Corporation/subsidiary's           $ __________
               TARGET Net Income for the Plan year?

3.             Divide Response 1 by Response 2, then            __________%
               multiply by 100.  THIS IS INTERIM
               NET INCOME PERFORMANCE (%).

IF RESPONSE 3 IS LESS THAN 70.0%, THEN THE MINIMUM ACCEPTABLE PERFORMANCE LEVEL (THRESHOLD) HAS NOT BEEN MET AND NO Interim PAYMENTS WILL BE PAID.

4.             What is the Corporation/subsidiary's           $ __________
               PROJECTED Gross Revenue for the Plan year?

5.             What is the Corporation/subsidiary's           $ __________
               TARGETED Gross Revenue for the Plan year?

6.             Divide Response 4 by Response 5, then            __________%
               multiply by 100.  (IF LESS THAN 70.0%,
               ENTER 0.0%)  THIS IS THE INTERIM GROSS
               REVENUE PERFORMANCE (%).

7.             Preliminary Interim Gross Revenue
               Performance (Response 6) in excess of
               Interim Net Income Performance (Response 3)
               is not recognized by the TCC Industries
               Annual Incentive Plan.  If Response 6 is
               GREATER than Response 3, please enter
               the result from Response 3.  If Response
               6 is LESS than Response 3, enter the
               result from Response 6.  THIS IS ADJUSTED
               INTERIM GROSS REVENUE PERFORMANCE.               __________%





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8.       A.    Multiply Response 3 by .5                          ___________%

         B.    Multiply Response 7 by .5                          ___________%

         C.    Add Response 8A and 8B.  THIS IS COMBINED          ___________%
               INTERIM PERFORMANCE FOR PROJECTED NET
               INCOME AND PROJECTED GROSS REVENUE.

9.       A.    Enter number of Target Incentive Units.            ___________

         B.    Multiply line 9A by 1/12.                          ___________

         C.    Enter the number of months covered by
               the Interim Calculation.                           ___________

         D.    Multiply response 9B by response 9C.               ___________

         E.    Multiply line 9D by 25%.  This is
               the number of Incentive Units that
               are subject to a Interim Payment.                  ___________

10.      Multiply Response 9E by Response 8C.                     ___________
         THIS IS THE NUMBER OF ADJUSTED INCENTIVE
         UNITS SUBJECT TO A INTERIM CALCULATION.

11.      Multiply $100 by Response 8C.                          $ ___________
         THIS IS THE VALUE OF EACH INCENTIVE UNIT
         FOR THE PLAN YEAR.

12.      Multiply Response 10 by Response 11.                   $ ___________

13.      Enter the total amount of any Interim Payment(s)
         paid during the Plan year.                             $ ___________

14.      Subtract Response 13 from Response 12.                 $ ___________
         INTERIM PAYMENT OF THIS UNADJUSTED (SEE BELOW)
         AND UNPAID AMOUNT OF INTERIM INCENTIVE COMPENSATION
         IS SOLELY AT THE DISCRETION OF THE COMMITTEE.

The amount in Response 14 can be adjusted under any of a combination of the following scenarios:

1. Adjusted downward by not more than 20% for below expected individual performance.

2. Adjusted proportionately to ensure the operational unit does not pay Incentive Awards exceeding post incentive net income.





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